                                                                      EXHIBIT 21
                                                                     Page 1 of 4

                              HOST MARRIOTT, L.P.

                                  SUBSIDIARIES

  1) Airport Hotels LLC
  2) Host of Boston, Ltd.
  3) Host of Houston, Ltd.
  4) Host of Houston 1979
  5) Chesapeake Financial Services LLC
  6) CHLP Finance LP
  7) City Center Interstate Partnership LLC
  8) Host/Interstate Partnership, L.P.
  9) Deerfield Capital Trust
 10) Farrell's Ice Cream Parlor Restaurants LLC
 11) HMC Amelia I LLC
 12) HMC Amelia II LLC
 13) Ameliatel
 14) HMC Atlanta LLC
 15) Atlanta Marriott Marquis II L.P.
 16) Ivy Street Hotel L.P.
 17) HMA-GP LLC
 18) HMA Realty L.P.
 19) Ivy Street MPF LLC
 20) Marriott/Portman Finance Corporation
 21) HMC Burlingame LLC
 22) HMC Burlingame II LLC
 23) HTKG Development Associates, L.P.
 24) HMC California Leasing LLC
 25) HMC Cambridge LLC
 26) HMC Capital LLC
 27) HMC Capital Resources LLC
 28) HMC Park Ridge LLC
 29) HMC Park Ridge II LLC
 30) HMC Park Ridge LP
 31) HMC Partnership Holdings LLC
 32) HMC/Interstate Ontario, L.P.
 33) Host Park Ridge LLC
 34) HMC Suites LLC
 35) Marriott Suites L.P.
 36) PRM LLC
 37) Wellsford Park Ridge Marriott Hotel L.P.
 38) YBG Associates LLC
 39) HMC Chicago LLC
 40) Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P.
 41) HMC Desert LLC
 42) Desert Springs Marriott L.P.
 43) HMC DSM LLC
 44) DS Hotel LLC
 45) HMC Diversified LLC

                                                                      EXHIBIT 21
                                                                     Page 2 of 4

                              HOST MARRIOTT, L.P.

                           SUBSIDIARIES--(Continued)

 46) Marriott Diversified American Hotels, L.P.
 47) HMC East Side II LLC
 48) HMC East Side LLC
 49) East Side Hotel Associates, L.P.
 50) HMC Gateway LLC
 51) HMC Grand LLC
 52) HMC Hanover LLC
 53) Hanover Marriott L.P.
 54) HMC Hartford LLC
 55) HMC/RGI Hartford, L.P.
 56) HMC Hotel Development LLC
 57) HMC HT LLC
 58) HMC IHP Holdings LLC
 59) IHP Holdings Partnership, L.P.
 60) HMC Manhattan Beach LLC
 61) HMC/Interstate Manhattan Beach L.P.
 62) HMC Market Street LLC
 63) New Market Street L.P.
 64) Philadelphia Market Street Marriott Hotel L.P.
 65) HMC Mexpark LLC
 66) HMC Polanco LLC
 67) HMC NGL LLC
 68) HMC OLS I LLC
 69) HMC OLS I L.P.
 70) HMC OLS II L.P.
 71) HMC OP BN LLC
 72) HMC Pacific Gateway LLC
 73) Pacific Gateway Ltd.
 74) Marina Hotel LLC
 75) San Diego HMC Marina LLC
 76) HMC Potomac LLC
 77) Potomac Hotel L.P.
 78) HMC Properties I LLC
 79) Marriott Hotel Properties L.P.
 80) Lauderdale Beach Association
 81) HMC Properties II LLC
 82) HMC MHP II LLC
 83) Marriott Hotel Properties II L.P.
 84) Santa Clara Marriott Hotel L.P.
 85) HMC Reston LLC
 86) HMC Retirement Properties LLC
 87) HMC Retirement Properties L.P.
 88) HMH Marina LLC
 89) HMC RTZ Loan I LLC
 90) HMC RTZ Loan II LLC
 91) HMC RTZ Management LLC

                                                                      EXHIBIT 21
                                                                     Page 3 of 4

                              HOST MARRIOTT, L.P.

                           SUBSIDIARIES--(Continued)

  92) HMC RTZ Loan L.P.
  93) HMC RTZ II LLC
  94) RAJ Boston Associates
  95) HMC Seattle LLC
  96) HMC SFO LLC
  97) HMC Swiss Holdings LLC
  98) BRE/Swiss LLC
  99) HMC Waterford LLC
 100) HMC/Interstate Waterford
 101) HMH General Partner Holdings LLC
 102) HMH HPT Courtyard LLC
 103) HMH HPT Residence Inn LLC
 104) HMH Norfolk LLC
 105) HMH Norfolk L.P.
 106) HMH Pentagon LLC
 107) HMH Restaurants LLC
 108) HMH Rivers LLC
 109) HMH Rivers, L.P.
 110) HMH WTC LLC
 111) HMP Capital Ventures LLC
 112) HMP Financial Services LLC
 113) Host La Jolla LLC
 114) City Center Hotel L.P.
 115) Times Square LLC
 116) Ivy Street LLC
 117) Market Street HMC LLC
 118) HMC Desert Springs LLC
 119) MDSM Finance LLC
 120) MFR of Illinois LLC
 121) MFR of Vermont LLC
 122) MFR of Wisconsin LLC
 123) HMC HPP LLC
 124) HMC Partnership Properties LLC
 125) HMC Marquis LLC
 126) HMC PLP LLC
 127) Chesapeake Hotel L.P.
 128) HMC SBM Two LLC
 129) Philadelphia Airport Hotel LLC
 130) Philadelphia Airport Hotel L.P.
 131) PM Financial LLC
 132) PM Financial LP
 133) Saga Property Leasing LLC
 134) Saga Restaurants LLC
 135) Santa Clara HMC LLC
 136) S.D. Hotels LLC
 137) Times Square GP LLC

                                                                      EXHIBIT 21
                                                                     Page 4 of 4

                              HOST MARRIOTT, L.P.

                           SUBSIDIARIES--(Continued)

 138) Times Square Marquis Hotel L.P.
 139) HMC AP LP
 140) HMC AP Canada Company
 141) HMC Charlotte LP
 142) HMC Charlotte (Calgary) Company
 143) Calgary Charlotte Holdings Company
 144) HMC Grace (Calgary) Company
 145) Calgary Charlotte Partnership
 146) HMC Toronto Airport LP
 147) HMC Toronto Air Company
 148) HMC Toronto EC LP
 149) HMC Toronto EC Company
 150) RTZ Holdings Boston LLC
 151) HMC Times Square Partner LLC
 152) HMC Headhouse Funding LLC
 153) Timewell Group, L.P.
 154) HMC Burlingame Hotel LLC
 155) HMC Times Square LLC
 156) HMC BCR Holdings LLC
 157) Timeport L.P.
 158) Market Street HMC LLC
 159) Philadelphia Market Street Marriott Hotel II L.P.